Carriage Services Announces Second Quarter 2023 Results
Conference call on Thursday, August 3, 2023 at 9:30 a.m. central time.
HOUSTON - August 2, 2023 - (GLOBE NEWSWIRE) Carriage Services, Inc. (NYSE: CSV) today announced its financial results for the second quarter ended June 30, 2023.
Company Highlights:
•Total revenue increased $7.1 million over the prior year quarter, or 7.8%, driven by strong 16.1% growth in cemetery and 4.6% growth in funeral;
•Adjusted consolidated EBITDA increased $3.4 million over the prior year quarter, or 13.3% and adjusted consolidated EBITDA margin increased 150 basis points to 29.4%;
•Outperformed second quarter 2023 financial expectations with adjusted diluted EPS of $0.53;
•Executed on Board of Directors diversity focus and refreshment plan with the addition of three new Directors; and
•Reaffirm full-year 2023 outlook of $375-$385 million in total revenue, adjusted consolidated EBITDA of $110-$115 million, adjusted diluted earnings per share of $2.25-$2.40 and adjusted free cash flow of $50-$60 million.
Carlos Quezada, Vice Chairman and CEO, stated, “We are excited to announce our robust second quarter results, which reflect the successful implementation of our strategic plan. This quarter’s 7.8% growth in total revenue is predominantly attributed to increased preneed cemetery sales, which led to a significant 16.1% growth in our total cemetery operating revenue. This outcome is a direct consequence of our concerted efforts in enhancing our sales teams and leveraging advanced technology, enabling us to cultivate a substantial pipeline of sales opportunities. We are confident these efforts will serve as a strong foundation for sustained growth in the years ahead. Furthermore, we have made considerable strides in integrating recent acquisitions of premier businesses operating in large thriving markets such as Bakersfield (CA), Charlotte (NC), and Orlando (FL). This integration opens exceptional growth prospects both in the short and long run. Our commitment to financial discipline and the effective execution of our capital allocation strategy, as outlined in our High Performance and Credit Profile Restoration Plan, has yielded continuous improvements in our financial performance, highlighted by overhead expenses this quarter falling below our targeted goal of 13% of total revenue by 2024. Moreover, as communicated in our 2022 shareholder letter regarding our planned Board refreshment focus, we are pleased to welcome the addition of three distinguished, accomplished, and independent members to our Board of Directors who bring the right combination of diversity, experience, and critical thinking to our Good To Great Journey. As we continue to witness the successful realization of our strategic plan, we are confident in our ability to deliver sustained High Performance and create long-term value for our shareholders,” concluded Mr. Quezada.
FINANCIAL HIGHLIGHTS

	Three Months Ended June 30,		Six Months Ended June 30,
(000’s except margins and EPS)	2022	2023	2022	2023

GAAP Metrics:
Total revenue	$90,600	$97,678	$188,761	$193,192
Net income	$10,899	$8,286	$27,301	$17,130
Net income margin	12.0%	8.5%	14.5%	8.9%
Diluted EPS	$0.69	$0.53	$1.70	$1.10
Cash provided by operating activities	$14,376	$13,318	$30,177	$39,187

Non-GAAP Metrics(1):
Adjusted consolidated EBITDA	$25,322	$28,693	$57,798	$56,478
Adjusted consolidated EBITDA margin	27.9%	29.4%	30.6%	29.2%
Adjusted diluted EPS	$0.58	$0.53	$1.51	$1.09
Adjusted free cash flow	$12,006	$3,840	$24,363	$20,865

(1)	We present both GAAP and non-GAAP measures to provide investors with additional information and to allow for the increased comparability of our ongoing performance from period to period. The most comparable GAAP measures to the Non-GAAP measures presented in this table can be found in the Reconciliation of Non-GAAP Financial Measures section of this press release.

•Revenue for the three months ended June 30, 2023 increased $7.1 million compared to the three months ended June 30, 2022, as we experienced a 3.9% increase in funeral contract volume, while the average revenue per funeral contract remained flat, and a 20.8% increase in the average price per interment right sold, slightly offset by a 3.4% decrease in the number of preneed interment rights (property) sold.
•Revenue for the six months ended June 30, 2023 increased $4.4 million compared to the six months ended June 30, 2022, as we experienced a 1.3% increase in the average revenue per funeral contract, while funeral contract volume decreased 2.8%, and an 11.9% increase in the average price per interment right sold, while the number of preneed interment rights (property) sold remained flat.
•Net income for the three months ended June 30, 2023 decreased $2.6 million compared to the three months ended June 30, 2022, primarily due to a $3.4 million increase in interest expense, offset by an $0.8 million decrease in income tax expense.
•Net income for the six months ended June 30, 2023 decreased $10.2 million compared to the six months ended June 30, 2022, primarily due to a $6.4 million increase in interest expense and a $3.5 million impact from divestitures, disposals and insurance reimbursements.
CALL AND INVESTOR RELATIONS CONTACT
Carriage Services has scheduled a conference call for tomorrow, August 3, 2023 at 9:30 a.m. central time. To participate live over the phone via audio conferencing click link or live over the Internet via webcast click link. An audio archive of the call will be available on demand via the Company's website at www.carriageservices.com. For any investor relations questions, please email InvestorRelations@carriageservices.com.

CARRIAGE SERVICES, INC.
CONDENSED OPERATING AND FINANCIAL TREND REPORT
(in thousands - except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2023	2022	2023
Funeral operating revenue	$58,108	$60,800	$128,127	$127,044
Cemetery operating revenue	25,104	29,142	45,579	50,747
Financial revenue	5,743	6,294	11,406	12,515
Ancillary revenue	980	1,232	2,050	2,289
Divested/planned divested revenue	665	210	1,599	597
Total revenue	$90,600	$97,678	$188,761	$193,192

Funeral operating EBITDA	$21,999	$21,891	$53,183	$48,416
Funeral operating EBITDA margin	37.9%	36.0%	41.5%	38.1%

Cemetery operating EBITDA	11,136	12,940	19,731	21,333
Cemetery operating EBITDA margin	44.4%	44.4%	43.3%	42.0%

Financial EBITDA	5,302	5,846	10,535	11,727
Financial EBITDA margin	92.3%	92.9%	92.4%	93.7%

Ancillary EBITDA	151	73	372	219
Ancillary EBITDA margin	15.4%	5.9%	18.1%	9.6%

Divested/planned divested EBITDA	47	30	268	135
Divested/planned divested EBITDA margin	7.1%	14.3%	16.8%	22.6%
Total field EBITDA	$38,635	$40,780	$84,089	$81,830
Total field EBITDA margin	42.6%	41.7%	44.5%	42.4%

Total overhead	$13,513	$12,087	$26,659	$25,352
Overhead as a percentage of revenue	14.9%	12.4%	14.1%	13.1%

Consolidated EBITDA	$25,122	$28,693	$57,430	$56,478
Consolidated EBITDA margin	27.7%	29.4%	30.4%	29.2%

Other expenses and interest
Depreciation & amortization	$5,112	$5,668	$9,895	$10,437
Non-cash stock compensation	1,478	2,022	3,085	4,163
Interest expense	5,988	9,396	11,530	17,935
Net gain on divestitures and sale of real property	(1,278)	(126)	(575)	(574)
Net (gain) loss on property damage, net of insurance claims	(1,376)	(235)	(3,275)	36
Impairment of goodwill, intangibles and PPE	—	243	—	243
Other, net	78	23	166	190
Pretax income	$15,120	$11,702	$36,604	$24,048
Net tax expense	4,221	3,416	9,303	6,918
Net income	$10,899	$8,286	$27,301	$17,130
Special items(1)	$(2,454)	$(118)	$(4,015)	$(295)
Tax on special items	(653)	(33)	(926)	(84)
Adjusted net income	$9,098	$8,201	$24,212	$16,919
Adjusted net income margin	10.0%	8.4%	12.8%	8.8%

Adjusted basic earnings per share	$0.61	$0.55	$1.61	$1.13
Adjusted diluted earnings per share	$0.58	$0.53	$1.51	$1.09

GAAP basic earnings per share	$0.74	$0.55	$1.82	$1.14
GAAP diluted earnings per share	$0.69	$0.53	$1.70	$1.10

Weighted average shares o/s - basic	14,798	14,793	15,020	14,776
Weighted average shares o/s - diluted	15,712	15,454	16,033	15,461

Reconciliation of Consolidated EBITDA to Adjusted consolidated EBITDA
Consolidated EBITDA	$25,122	$28,693	$57,430	$56,478
Litigation reserve	200	—	200	—
Disaster recovery and pandemic costs	—	—	168	—
Adjusted consolidated EBITDA	$25,322	$28,693	$57,798	$56,478
Adjusted consolidated EBITDA margin	27.9%	29.4%	30.6%	29.2%

(1)	A detail of our Special items presented in this table can be found in the Reconciliation of Non-GAAP Financial Measures section of this press release.

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited and in thousands)

	December 31, 2022	June 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,170	$970
Accounts receivable, net	24,458	24,639
Inventories	7,613	8,448
Prepaid and other current assets	4,733	3,610
Total current assets	37,974	37,667
Preneed cemetery trust investments	95,065	89,874
Preneed funeral trust investments	104,553	103,317
Preneed cemetery receivables, net	26,672	33,274
Receivables from preneed funeral trusts, net	19,976	21,080
Property, plant and equipment, net	278,106	287,582
Cemetery property, net	104,170	112,830
Goodwill	410,137	423,643
Intangible and other non-current assets, net	32,930	37,333
Operating lease right-of-use assets	17,060	17,123
Cemetery perpetual care trust investments	66,307	78,363
Total assets	$1,192,950	$1,242,086
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of debt and lease obligations	$3,172	$3,568
Accounts payable	11,675	9,402
Accrued and other liabilities	30,621	29,564
Total current liabilities	45,468	42,534
Acquisition debt, net of current portion	3,438	3,370
Credit facility	188,836	202,418
Senior notes	395,243	395,571
Obligations under finance leases, net of current portion	4,743	4,537
Obligations under operating leases, net of current portion	17,315	16,860
Deferred preneed cemetery revenue	51,746	59,941
Deferred preneed funeral revenue	32,029	39,782
Deferred tax liability	48,820	48,827
Other long-term liabilities	3,065	1,299
Deferred preneed cemetery receipts held in trust	95,065	89,874
Deferred preneed funeral receipts held in trust	104,553	103,317
Care trusts’ corpus	65,495	77,589
Total liabilities	1,055,816	1,085,919
Commitments and contingencies:
Stockholders’ equity:
Common stock	264	266
Additional paid-in capital	238,780	240,681
Retained earnings	176,843	193,973
Treasury stock	(278,753)	(278,753)
Total stockholders’ equity	137,134	156,167
Total liabilities and stockholders’ equity	$1,192,950	$1,242,086

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2022	2023	2022	2023

Revenue:
Service revenue	$42,550	$44,522	$92,287	$92,729
Property and merchandise revenue	41,276	45,630	82,888	85,641
Other revenue	6,774	7,526	13,586	14,822
	90,600	97,678	188,761	193,192
Field costs and expenses:
Cost of service	21,389	23,075	43,488	46,552
Cost of merchandise	29,306	32,219	58,636	61,953
Cemetery property amortization	1,704	1,892	3,036	3,093
Field depreciation expense	3,253	3,555	6,550	6,912
Regional and unallocated funeral and cemetery costs	5,966	4,131	12,313	9,568
Other expenses	1,270	1,604	2,548	2,857
	62,888	66,476	126,571	130,935
Gross profit	27,712	31,202	62,190	62,257

Corporate costs and expenses:
General, administrative and other	9,180	10,199	17,740	20,379
Net (gain) loss on divestitures, disposals and impairments charges	(1,193)	265	(426)	506
Operating income	19,725	20,738	44,876	41,372

Interest expense	5,988	9,396	11,530	17,935
Net (gain) loss on property damage, net of insurance claims	(1,376)	(235)	(3,275)	36
Other, net	(7)	(125)	17	(647)
Income before income taxes	15,120	11,702	36,604	24,048
Expense for income taxes	4,234	3,273	9,938	6,841
Tax adjustment related to discrete items	(13)	143	(635)	77
Total expense for income taxes	4,221	3,416	9,303	6,918
Net income	$10,899	$8,286	$27,301	$17,130

Basic earnings per common share:	$0.74	$0.55	$1.82	$1.14
Diluted earnings per common share:	$0.69	$0.53	$1.70	$1.10

Dividends declared per common share:	$0.1125	$0.1125	$0.2250	$0.2250

Weighted average number of common and common equivalent shares outstanding:
Basic	14,798	14,793	15,020	14,776
Diluted	15,712	15,454	16,033	15,461

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Six Months Ended June 30,
	2022	2023
Cash flows from operating activities:
Net income	$27,301	$17,130
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,895	10,437
Provision for credit losses	1,657	1,344
Stock-based compensation expense	3,085	4,163
Deferred income tax expense	1,711	7
Amortization of intangibles	634	647
Amortization of debt issuance costs	253	349
Amortization and accretion of debt	243	255
Net (gain) loss on divestitures, disposals and impairment charges	(426)	506
Net (gain) loss on property damage, net of insurance claims	(3,275)	36
Gain on sale of real property	—	(658)
Other	(6)	—

Changes in operating assets and liabilities that provided (used) cash:
Accounts and preneed receivables	(3,200)	(1,694)
Inventories, prepaid and other current assets	2,967	1,011
Intangible and other non-current assets	(747)	(1,767)
Preneed funeral and cemetery trust investments	(11,100)	5,341
Accounts payable	(2,712)	(2,272)
Accrued and other liabilities	(10,242)	(3,328)
Incentive payment from vendor	—	6,000
Deferred preneed funeral and cemetery revenue	2,633	8,106
Deferred preneed funeral and cemetery receipts held in trust	11,506	(6,426)
Net cash provided by operating activities	30,177	39,187

Cash flows from investing activities:
Acquisitions of businesses and real property	(2,601)	(44,000)
Proceeds from divestitures and sale of other assets	3,720	1,973
Proceeds from insurance claims	2,167	1,092
Capital expenditures	(13,468)	(8,960)
Net cash used in investing activities	(10,182)	(49,895)

Cash flows from financing activities:
Borrowings from the credit facility	97,900	64,700
Payments against the credit facility	(78,100)	(51,400)
Payment of debt issuance costs for the credit facility and senior notes	(339)	—
Payments on acquisition debt and obligations under finance leases	(202)	(256)
Proceeds from the exercise of stock options and employee stock purchase plan contributions	1,060	923
Taxes paid on restricted stock vestings and exercise of stock options	(286)	(119)
Dividends paid on common stock	(3,455)	(3,340)
Purchase of treasury stock	(36,663)	—
Net cash provided by (used in) financing activities	(20,085)	10,508

Net decrease in cash and cash equivalents	(90)	(200)
Cash and cash equivalents at beginning of period	1,148	1,170
Cash and cash equivalents at end of period	$1,058	$970

NON-GAAP FINANCIAL MEASURES
This press release uses Non-GAAP financial measures to present the financial performance of the Company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the Non-GAAP results are useful to investors to compare our results to previous periods, to provide insight into the underlying long-term performance trends in our business and to provide the opportunity to differentiate ourselves as the best consolidation platform in the industry against the performance of other funeral and cemetery companies.
Reconciliations of the Non-GAAP financial measures to GAAP measures are also provided in this press release.
The Non-GAAP financial measures used in this press release and the definitions of them used by the Company for our internal management purposes in this press release are described below.
•Special items are defined as charges or credits included in our GAAP financial statements that can vary from period to period and are not reflective of costs incurred in the ordinary course of our operations. The change in uncertain tax reserves was not tax effected. Special items were taxed at the operating tax rate.
•Adjusted net income is defined as net income after adjustments for special items that we believe do not directly reflect our core operations and may not be indicative of our normal business operations. Adjusted net income margin is defined as adjusted net income as a percentage of total revenue.
•Consolidated EBITDA is defined as net income before income taxes, interest expense, non-cash stock compensation, depreciation and amortization, net gain on divestitures and sale of real property, net (gain) loss on property damage, net of insurance claims, impairment of goodwill, intangibles and PPE, and other, net. Consolidated EBITDA margin is defined as consolidated EBITDA as a percentage of total revenue.
•Adjusted consolidated EBITDA is defined as consolidated EBITDA after adjustments for litigation reserves and disaster recovery and pandemic costs. Adjusted consolidated EBITDA margin is defined as adjusted consolidated EBITDA as a percentage of total revenue.
•Adjusted free cash flow is defined as cash provided by operating activities, adjusted by special items as deemed necessary, less cash for maintenance capital expenditures, which include facility repairs and improvements, equipment, furniture and vehicle purchases and information technology infrastructure improvements. Adjusted free cash flow margin is defined as adjusted free cash flow as a percentage of total revenue.
•Funeral operating EBITDA is defined as funeral gross profit, plus depreciation and amortization and regional and unallocated costs, less financial EBITDA, ancillary EBITDA and divested/planned divested EBITDA related to the Funeral Home segment. Funeral operating EBITDA margin is defined as funeral operating EBITDA as a percentage of funeral operating revenue.
•Cemetery operating EBITDA is defined as cemetery gross profit, plus depreciation and amortization and regional and unallocated costs, less financial EBITDA and divested/planned divested EBITDA related to the Cemetery segment. Cemetery operating EBITDA margin is defined as cemetery operating EBITDA as a percentage of cemetery operating revenue.
•Preneed cemetery sales is defined as cemetery property, merchandise and services sold prior to death.
•Financial EBITDA is defined as financial revenue, less the related expenses. Financial revenue and the related expenses are presented within Other revenue and Other expenses, respectively, on the Consolidated Statement of Operations. Financial EBITDA margin is defined as financial EBITDA as a percentage of financial revenue.
•Ancillary revenue is defined as revenues from our ancillary businesses, which include a flower shop, a monument company, a pet cremation business and our online cremation businesses. Ancillary revenue and the related expenses are presented within Other revenue and Other expenses, respectively, on the Consolidated Statement of Operations.
•Ancillary EBITDA is defined as ancillary revenue, less expenses related to our ancillary businesses noted above. Ancillary EBITDA margin is defined as ancillary EBITDA as a percentage of ancillary revenue.
•Divested/planned divested revenue is defined as revenues from certain funeral home and cemetery businesses that we have divested and intend to divest.

•Divested/planned divested EBITDA is defined as divested/planned divested revenue, less field level and financial expenses related to the divested/planned divested businesses noted above. Divested/planned divested EBITDA margin is defined as divested/planned divested EBITDA as a percentage of divested/planned divested revenue.
•Overhead expenses are defined as regional and unallocated funeral and cemetery costs and general, administrative and other costs, excluding home office depreciation and non-cash stock compensation.
•Adjusted basic earnings per share (EPS) is defined as GAAP basic earnings per share, adjusted for special items.
•Adjusted diluted earnings per share (EPS) is defined as GAAP diluted earnings per share, adjusted for special items.
Funeral Operating EBITDA and Cemetery Operating EBITDA
Our operations are reported in two business segments: Funeral Home operations and Cemetery operations. Our operating level results highlight trends in volumes, revenue, operating EBITDA (the individual business’ cash earning power/locally controllable business profit) and operating EBITDA margin (the individual business’ controllable profit margin).
Funeral operating EBITDA and cemetery operating EBITDA are defined above. Funeral and cemetery gross profit is defined as revenue less “field costs and expenses” — a line item encompassing these areas of costs: i) funeral and cemetery field costs, ii) field depreciation and amortization expense, and iii) regional and unallocated funeral and cemetery costs. Funeral and cemetery field costs include cost of service, funeral and cemetery merchandise costs, operating expenses, labor and other related expenses incurred at the business level.
Regional and unallocated funeral and cemetery costs presented in our GAAP statement consist primarily of salaries and benefits of our regional leadership, incentive compensation opportunity to our field employees and other related costs for field infrastructure. These costs, while necessary to operate our businesses as currently operated within our unique, decentralized platform, are not controllable operating expenses at the field level as the composition, structure and function of these costs are determined by executive leadership in the Houston Support Center. These costs are components of our overall overhead platform presented within consolidated EBITDA and adjusted consolidated EBITDA. We do not directly or indirectly “push down” any of these expenses to the individual business’ field level margins.
We believe that our “regional and unallocated funeral and cemetery costs” are necessary to support our decentralized, high performance culture operating framework, and as such, are included in consolidated EBITDA and adjusted consolidated EBITDA, which more accurately reflects the cash earning power of the Company as an operating and consolidation platform.
Usefulness and Limitations of These Measures
When used in conjunction with GAAP financial measures, our total EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are supplemental measures of operating performance that we believe are useful measures to facilitate comparisons to our historical consolidated and business level performance and operating results.
We believe our presentation of adjusted consolidated EBITDA, a key metric used internally by our management, provides investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because it excludes items that may not be indicative of our ongoing operating performance.
Our total field EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Our presentation is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Funeral operating EBITDA, cemetery operating EBITDA, financial EBITDA, ancillary EBITDA and divested/planned divested EBITDA are not consolidated measures of profitability.
Our total field EBITDA excludes certain costs presented in our GAAP statement that we do not allocate to the individual business’ field level margins, as noted above. A reconciliation to gross profit, the most directly comparable GAAP measure, is set forth below.

Consolidated EBITDA excludes certain items that we believe do not directly reflect our core operations and may not be indicative of our normal business operations. A reconciliation to net income, the most directly comparable GAAP measure, is set forth below.
Therefore, these measures may not provide a complete understanding of our performance and should be reviewed in conjunction with our GAAP financial measures. We strongly encourage investors to review the Company's consolidated financial statements and publicly filed reports in their entirety and not rely on any single financial measure.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures, all of which are reflected in the tables below.
Reconciliation of Net Income to Consolidated EBITDA, Adjusted Consolidated EBITDA (in thousands) and Adjusted Consolidated EBITDA margin for the three and six months ended June 30, 2022 and 2023:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2023	2022	2023
Net income	$10,899	$8,286	$27,301	$17,130
Total expense for income taxes	4,221	3,416	9,303	6,918
Income before income taxes	$15,120	$11,702	$36,604	$24,048

Depreciation & amortization	5,112	5,668	9,895	10,437
Non-cash stock compensation	1,478	2,022	3,085	4,163
Interest expense	5,988	9,396	11,530	17,935
Net gain on divestitures and sale of real property	(1,278)	(126)	(575)	(574)
Net (gain) loss on property damage, net of insurance claims	(1,376)	(235)	(3,275)	36
Impairment of goodwill, intangibles and PPE	—	243	—	243
Other, net	78	23	166	190
Consolidated EBITDA	$25,122	$28,693	$57,430	$56,478
Adjusted for:
Litigation reserve	200	—	200	—
Disaster recovery and pandemic costs	—	—	168	—
Adjusted consolidated EBITDA	$25,322	$28,693	$57,798	$56,478

Total revenue	$90,600	$97,678	$188,761	$193,192

Adjusted consolidated EBITDA margin	27.9%	29.4%	30.6%	29.2%
Special Items affecting Adjusted Net Income (in thousands) for the three and six months ended June 30, 2022 and 2023:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2023	2022	2023
Net gain on divestitures and sale of real property	$(1,278)	$(126)	$(575)	$(574)
Impairment of goodwill, intangibles and PPE	—	243	—	243
Litigation reserve	200	—	200	—
Net (gain) loss on property damage, net of insurance claims	(1,376)	(235)	(3,275)	36
Disaster recovery and pandemic costs	—	—	168	—
Change in uncertain tax reserves	—	—	(533)	—
Total	$(2,454)	$(118)	$(4,015)	$(295)

Reconciliation of Gross Profit to Total Field EBITDA (in thousands) and Total Field EBITDA margin for the three and six months ended June 30, 2022 and 2023:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2023	2022	2023
Gross profit (GAAP)	$27,712	$31,202	$62,190	$62,257
Cemetery property amortization	1,704	1,892	3,036	3,093
Field depreciation expense	3,253	3,555	6,550	6,912
Regional and unallocated funeral and cemetery costs	5,966	4,131	12,313	9,568
Total field EBITDA	$38,635	$40,780	$84,089	$81,830

Total revenue	$90,600	$97,678	$188,761	$193,192

Total field EBITDA margin	42.6%	41.7%	44.5%	42.4%

Gross profit margin	30.6%	31.9%	32.9%	32.2%
Reconciliation of GAAP Basic Earnings Per Share to Adjusted Basic Earnings Per Share for the three and six months ended June 30, 2022 and 2023:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2023	2022	2023
GAAP basic earnings per share	$0.74	$0.55	$1.82	$1.14
Special items	(0.13)	—	(0.21)	(0.01)
Adjusted basic earnings per share	$0.61	$0.55	$1.61	$1.13
Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share for the three and six months ended June 30, 2022 and 2023:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2023	2022	2023
GAAP diluted earnings per share	$0.69	$0.53	$1.70	$1.10
Special items	(0.11)	—	(0.19)	(0.01)
Adjusted diluted earnings per share	$0.58	$0.53	$1.51	$1.09
Reconciliation of Cash Provided by Operating Activities to Adjusted Free Cash Flow (in thousands) for the three and six months ended June 30, 2022 and 2023:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2023	2022	2023
Cash provided by operating activities	$14,376	$13,318	$30,177	$39,187
Cash used for maintenance capital expenditures	(2,370)	(1,881)	(5,982)	(3,723)
Free cash flow	$12,006	$11,437	$24,195	$35,464

Plus: incremental special items:
Withdrawal from preneed funeral and cemetery trust investments(1)	$—	$(1,597)	$—	$(8,599)
Vendor incentive payment(2)	—	(6,000)	—	(6,000)
Disaster recovery and pandemic costs	—	—	168	—
Adjusted free cash flow	$12,006	$3,840	$24,363	$20,865

(1)
During the six months ended June 30, 2023, we withdrew $8.6 million of realized capital gains and earnings from our preneed funeral and cemetery trust investments. In certain states, we are allowed to withdraw these funds prior to the delivery of preneed merchandise and service contracts. While the realized capital gains and earnings are not recognized as revenue, they increase our cash flow from operations.

(2)
During the six months ended June 30, 2023, we received a $6.0 million incentive payment from a vendor for entering into a strategic partnership agreement to market and sell prearranged funeral services in the future. While the incentive payment was not recognized as revenue, it increased our cash flow from operations.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements made herein or elsewhere by us, or on our behalf, other than statements of historical information, should be deemed to be forward-looking statements, which include, but are not limited to, statements regarding any expectations and projections of earnings, revenue, cash flow, investment returns, capital allocation, debt levels, equity performance, death rates, market share growth, overhead, preneed sales or other financial items; any statements of the plans, strategies, objectives, and expectations of management for future operations or financing activities, including, but not limited to, capital allocation, organizational performance, execution of our strategic growth plan, anticipated integration, performance and other benefits of recently completed acquisitions, and cost and debt reductions; any statements of the plans, strategies and objectives related to governance improvement plans and related expectations, including, but not limited to, recruitment of new board of director members; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. Words such as “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “seek”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words may be used to identify forward-looking statements; however, the absence of these words does not mean that the statements are not forward-looking. While we believe these assumptions concerning future events are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenue and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions, except where specifically noted. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include but are not limited to: our ability to find and retain skilled personnel; the effects of our talent recruitment efforts, incentive and compensation plans and programs, including such effects on our Standards Operating Model and the Company’s operational and financial performance; our ability to execute our growth strategy, if at all; our ability to execute and meet the objectives of our High Performance and Credit Profile Restoration Plan, if at all; the execution of our Standards Operating, 4E Leadership and Strategic Acquisition Models; the effects of competition; changes in the number of deaths in our markets; changes in consumer preferences and our ability to adapt to or meet those changes; our ability to generate preneed sales, including implementing our cemetery portfolio sales strategy, product development and optimization plans; the investment performance of our funeral and cemetery trust funds; fluctuations in interest rates; the effects of inflation on our operational and financial performance, including the increased overall costs for our goods and services, the impact on customer preferences as a result of changes in discretionary income, and our ability, if at all, to mitigate such effects; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; our ability to meet the timing, objectives and expectations related to our capital allocation framework, including our forecasted rates of return, planned uses of free cash flow and future capital allocation, including share repurchases, potential strategic acquisitions, internal growth projects, dividend increases, or debt repayment plans; our ability to meet the projected financial and equity performance goals to our updated full year outlook, if at all; the timely and full payment of death benefits related to preneed funeral contracts funded through life insurance contracts; the financial condition of third-party insurance companies that fund our preneed funeral contracts; increased or unanticipated costs, such as merchandise, goods, insurance or taxes, and our ability to mitigate or minimize such costs, if at all; our level of indebtedness and the cash required to service our indebtedness; changes in federal income tax laws and regulations and the implementation and interpretation of these laws and regulations by the Internal Revenue Service; effects of the application of other applicable laws and regulations, including changes in such regulations or the interpretation thereof; the potential impact of epidemics and pandemics, such as the COVID-19 coronavirus, including any new or emerging public health threats, on customer preferences and on our business; government, social, business and other actions that have been and will be taken in response to pandemics, such as the COVID-19 coronavirus, including potential responses to any new or emerging public health threats; effects and expense of litigation; consolidation of the funeral and cemetery industry;

our ability to identify and consummate strategic acquisitions, if at all, and successfully integrate acquired businesses with our existing businesses, including expected performance and financial improvements related thereto; economic, financial and stock market fluctuations; interruptions or security lapses of our information technology, including any cybersecurity or ransomware incidents; acts of war or terrorists acts and the governmental or military response to such acts; our failure to maintain effective control over financial reporting; and other factors and uncertainties inherent in the funeral and cemetery industry.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, and in other filings with the SEC, available at www.carriageservices.com. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of the applicable communication and we undertake no obligation to publicly update or revise any forward-looking statements except to the extent required by applicable law.